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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of F.N.B. Corporation for the registration of up to 239,883 shares of its common stock upon the exercise of options assumed by F.N.B. Corporation in connection with its acquisition of Citizens Community Bancorp, Inc. of our report dated February 5, 2001, with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Birmingham, Alabama
June 12, 2001